EXHIBIT 10.6

Dealer Agreement Date December 24, 1996     Dealer Agreement Number LT-01

Agreement by and between
having principal offices at

                       AUTHORIZED DEALER AGREEMENT
                   SMART Technologies, Inc. ("SMART")
                    Suite 600, 1177 11th Avenue S.W.
                        Calgary, AB Canada T2R1K9

and

              Lab Technologies
          --------------------------------------------------------
                 ("Dealer") having principal offices at

              11990 Grant Street, Suite 550
          --------------------------------------------------------

              Northglenn, CO 80233
          --------------------------------------------------------


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1.  Appointment and Acceptance

A)  Appointment
Subject to the terms and conditions of this Agreement, SMART appoints Dealer a an Authorized Dealer of SMART brand products ("Product"), as listed in Appendix A, to end-users within the Primary Market Areas as listed in Appendix B. Dealer hereby accepts such appointment and agrees that all orders for the Product placed by Dealer with SMART or with SMART's Authorized Manufacturer's Representatives and the relationship of the parties generally shall be subject to the terms and conditions of this Agreement. Dealer shall acquire Product only directly from SMART. SMART may modify the Authorized Dealer program from time to time without prior notice. Such changes shall be made in writing. This appointment specifically excludes K-12 education accounts unless otherwise explicitly indicated in Appendix B.

B)  Limited Distribution
During the term of this Agreement, SMART shall appoint a limited number of Dealers to a particular Primary Market Area. Dealers are free to resell product into any territory so long as the sale originates form their assigned Primary Market Area. SMART reserves the right to refer to Dealer or to an Authorized Manufacture's Representative any orders or inquires which it receives for shipment of the Product to any place of business within the Primary Market Area unless such order or inquiry emanates from an account which has been designated a House Account (Appendix E) or OEM account by SMART.

C)  Competitive Product
Dealer warrants and represents to SMART that it does not currently represent, promote or sell any lines or products that are in direct competition with the Product covered by this Agreement.

D)  Change in Product
In the event SMART ceases to manufacture any Product covered in this Agreement, or ceases to distribute or sell any such Product, then this Agreement shall be automatically amended so as to debate such Product.

2.  Relationship of Parties
The parties shall be deemed to be solely independent contractors and this Agreement shall not be construed to create any partnership, joint venture, agency, or franchise.

3.  Protection of Proprietary Rights

A)  Right to Recall
Dealer acknowledges that pursuant to this Agreement Dealer obtains only the right to resell the Product into the Primary Market Area and that no right, title, or interests in or to the Product is transferred or licensed from SMART to Dealer. Permission to sell Product outside of the Primary Market Area may be obtained from SMART on a per order basis. Permission may be withheld by SMART, at SMART's sole discretion, without recourse by Dealer, for any reason, or for no reason whatsoever. Failure by SMART to require performance of this term, or the waiver of any breach of this term shall not prevent a subsequent enforcement of the term, nor be deemed a waiver of any subsequent breach.

C)  Trademarks, Copyrights
Dealer shall not remove, cover or obfuscate any copyright notice, trademark, or other proprietary rights notice placed by SMART on the Product or any portion thereof.

D)  Confidentiality
Dealer acknowledges that by reason of its relationship to SMART hereunder, it will have access to certain information and materials concerning SMART's business, plans,
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              SMART Technologies, Inc. Authorized Dealer Agreement Page 1
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customers, technology, and Product, that are highly confidential and of substantial value to SMART. Dealer explicitly acknowledges that such confidential information and materials are special and unique to SMART and that any unauthorized disclosure of such confidential information might cause irreparable and continuing harm to SMART. Dealer agrees to hold all confidential information of SMART confidential.

SMART acknowledges that by reason of its relationship to Dealer hereunder, it will have access to certain information and materials concerning Dealer's customers that is highly confidential. SMART agrees to hold all customer information of Dealer confidential.

4.  Obligations of SMART

A) Sales Materials
SMART shall supply Dealer with reasonable quantities of all sales also produced by SMART in connection with the Product, such as brochures, instructional materials, advertising literature, and all marketing and technical information necessary in SMART's judgment for sales purposes. All sales aids will be in English, unless the parties mutually agree otherwise. All copyrights which may be issued or applied for with respect to sales aids, or translation thereof, shall be issued or applied for in the name of SMART and shall be the sole property of SMART.

B) Consultation
SMART agrees, at reasonable times during office hours, to make itself available at its offices in Canada for technical advice and consultation in connection with the sale of Product. SMART shall exert its best efforts to respond to all inquiries from Dealer regarding the Product as promptly as possible.

C) Repairs
SMART shall exert its best efforts to repair non-functional Product in accordance with SMART's Warranties and other repair policies.

D) Advertising
SMART will provide, from time to time, and in reasonable quantity as determined solely by SMART, Product advertising, which may include: direct mail, magazine advertising, demo videos, demo diskettes, public relations articles, or trade show participation.

5.  Dealer Responsibilities

A) Promote Product
Dealer shall actively promote and market the Product in a competent and aggressive manner and in accordance with written guidelines provided by SMART from time to time.

B) Initial Purchase Order
Dealer hereby accepts the Initial Purchase Commitment set forth in Appendix
C.

C) Annual Volume Commitment
Dealer hereby accepts the Annual Volume commitment set forth in Appendix D, attached hereto and incorporated herein by this reference as though set forth in full. SMART may review the progress toward the Annual Volume Commitment at the end of each calendar quarter and in the event Dealer is not, in the judgment of SMART, making sufficient progress towards the Annual Volume Commitment, SMART may revoke the Dealer's status as an Authorized SMART Dealer and the benefits derived therefrom. SMART may change the Annual Volume Commitment at any time and from time to time by giving written notice to the Dealer. Notwithstanding the fact that Dealer has accepted the Annual Volume Commitment, SMART acknowledges that Dealer shall not be required to purchase any specific volume of Product hereunder.

D)   Use of Product
Dealer shall not use any Product except as permitted in the SMART License Agreement attached to such Product, make electronic transmission of any product, make copies or alterations of any Product, grant sublicenses, leases or other right in the Product except resell the product in the ordinary course of business as authorized by this Agreement, modify or expand any warranties or representations by SMART to Dealers or to end-users, reverse engineer the Product and/or assume or create any obligations on SMART's behalf.

E) Other Products
Dealer shall have the right of representing other companies provided that such other company's products do not directly compete or conflict with the sale of SMART Product. Dealer will keep SMART advised of other lines handled and major changes in representation.

F) Purchase Orders Required
Dealer shall initiate all orders for Product hereunder by submitting a written purchase order to SMART or to a SMART Authorized Manufacturer's Representative. Dealer may, for the sake of convenience, initially place an order by telephone, or other means, provided, however, SMART shall have no obligation to respond to such an order unless it receives a written purchase order from Dealer confirming the order within five (5) days of the initial order. All purchase orders submitted by Dealer shall be subject to acceptance or non-acceptance at the sole discretion of SMART for any reasons, which may include without limitation: out of stock, Product discontinued, or inability to meet delivery date specified.

G) Shipping and Payment of Taxes and Duties
All Product sold to Dealer hereunder shall be packaged for shipping in SMART standard shipping cartons and shipped F.O.B. SMART's offices in Calgary, AB, Canada, or Kanata, ON, Canada at its regular place of business. Title to the Product shall not pass to Dealer until SMART has been paid in full. Dealer shall pay all import duties and tariffs and all value-added, sales, use, excise, gross, receipts, or other taxes arising out of or with respect to any sale of Product hereunder. Dealer shall also bear and pay for all freight, shipping and insurance charges, including all loading and special packing expenses, and any and all other costs incurred after delivery of the Product to the carrier at the F.O.B. point. SMART shall at the expense of Dealer, enter
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into reasonable contracts for the shipment of the Product ordered by
Dealer, and for the furnishing of insurance during transportation, which shall be all-risks insurance, without war risk, for the invoice amount of the Product only. Unless otherwise instructed by Dealer in writing, SMART shall select the shipper and the Insurer.

H) Invoices / Payment
SMART shall submit an invoice(s) to Dealer upon any shipment of any Product ordered by Dealer, which invoice(s) shall be in US dollars and shall cover the Purchase Price of the Product, plus all freight and insurance charges incurred by SMART or SMART's distributor in connection with shipment. Payment will be made or effected by Dealer, as aforesaid, for all product ordered by Dealer in lawful money of the United States, and the placing of an order by Dealer shall constitute a warranty by Dealer that it has obtained all necessary approvals and permits required from any appropriate governmental agency with respect to the order, its shipment and delivery, and the payment of any amounts due to SMART in connection therewith in US dollars. All payment shall be made without deduction for any exchange or conversion and without deduction for any taxes at any time levied or assessed by any governmental authority, all of such tax to be paid for by the Dealer.

Dealer agrees to pay any and all costs incurred by SMART in the collection of any amounts owing from Dealer to SMART.

I) Credit Policy
Dealer shall act in accordance with written credit guidelines provided by SMART from time to time, and shall provide to SMART any information which may be required by SMART in order to establish an appropriate level of credit. Dealer further agrees to pay any and all interest charges from SMART should Dealer not strictly adhere to the credit terms as provided from time to time.

J) Change Orders
Dealer shall have the right to postpone the projected/requested delivery date on an unshipped order where the requested deliver date is at least ten
(10) days from the date of notice of postponement. If the requested delivery date is within ten days from the date of notice of postponement, then postponement will be at SMART's sole discretion. Orders placed may be postponed a maximum of thirty (30) days unless SMART otherwise authorizes an extension to the postponed shipping date. No order may be postponed and then later canceled.

Dealer shall have the right to cancel an unshipped order provided that written notice is given to SMART at least thirty (30) days prior to the requested delivery date. The cancellation of an order within the thirty-day period will be at the sole discretion of SMART. Regardless of the notice provided the cancellation of an order where there is any customization work required to the Product shall be at the sole discretion of SMART. For the purposes of this section customization work is defined as any work that is required to be done to Product that is outside the standard shipping product as indicated on the then-published price list. Customization work includes the configuration of the Rear Projection SMART Board cabinet to handle specific projectors outside the two or three normal configurations as indicated on the published price list.

K) Duty to Inspect upon Receipt
Dealer shall inspect all Product immediately upon delivery and shall give written notice to SMART within ten (10) days of the date of delivery of any claim that the Product does not conform to the terms of the Order. If Dealer shall fail to give such notice, Dealer shall be deemed to have accepted same and shall be bound to pay for same in accordance with the terms of this Agreement. Dealer expressly waives any right Dealer may have to revoke acceptance after the expiration of said ten-day period.

L) all Sales Final
All sales to Dealer hereunder are final, and no Product may be returned by Dealer, except as provided in the foregoing Section (K), without prior written authorization from SMART. Dealer shall pay SMART, in the event SMART consents to Dealer returning a Product, a restocking fee equal to ten percent (10%) of the Purchase Price of such Product, and shall pay all shipping and insurance costs incurred in returning such Product.

6.  License Agreement
Dealer shall call its customers' attention to the SMART License Agreement. Dealer agrees to comply with the obligations set forth therein.

7.  Warranty / Limitation of Liability
A) Limited Warranty
SMART warrants that each hardware Product sold hereunder will conform to the written description of the Product, provided by SMART from time to time, and will function in accordance with specifications therein. Such warranty shall apply to the first person or entity that purchases the Product from Dealer and shall continue for a period of one year from the date of each purchase. SMART's liability for breach of said warranty is limited to repair of the Product, replacement of the Product, or refund of the purchase price of the Product, at SMART's sole discretion. Dealer acknowledges that SMART will not be required to make any adjustments, alterations or repairs to a Product under the foregoing limited warranty made necessary due to accident, unusual physical or electrical stress, unauthorized modification, tampering, service other than by SMART, causes other than ordinary use, or failure to properly use the Product in the application for which it was intended, SMART Software is sold under the terms and conditions of the SMART Software License Agreement. Copies of this Agreement are included in the User Manual or may be obtained directly from SMART.

B) Disclaimer of Warranties
SMART warrants that is has sufficient right to enter into this Agreement. Except as provided in the preceding sentence and in the limited warranty to end-users as set forth above. SMART MAKES NO WARRANTY OR
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REPRESENTATION TO DEALER OR ANY THIRD PARTIES CONCERNING THE OPERATION OF
THE PRODUCT. SMART EXCLUDES ANY AND ALL WARRANTIES AND CONDITIONS STATUTORY AND OTHERWISE INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SMART'S LIABILITY FOR ANY DAMAGES FOR ANY ACTION RELATING TO THE USE OR DISTRIBUTION OF A PRODUCT OR ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT PAID BY DEALER FOR THE PRODUCT AT ISSUE. IN NO EVENT SHALL SMART BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR DISTRIBUTION OF THE PRODUCT OR THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.  Terms and Termination
A) Initial Term
This Agreement shall become effective on the date SMART executes the Agreement and transmits a copy of the executed Agreement to Dealer. The mere submission of this Agreement by Dealer to SMART does not constitute acceptance by SMART of this Agreement. Nor does receipt by Dealer of Product from SMART, prior to Dealer receipt of a copy of this Agreement executed by SMART, constitute acceptance, by SMART, of this Agreement.

B) Renewal/Termination
This Agreement shall continue for a term of twelve (12) months. At the expiration of this term, this Agreement will continue for successive twelve
(12) month terms until such time as either party terminates this Agreement pursuant to this section. The renewal of this Agreement will be evidenced by the signing of the then-current Authorized Dealer Agreement and the parties agreement on new Appendices A, B, C, D and E.

This Agreement may be terminated by either party at any time for any reason, or for no reason whatsoever, by giving written notice of termination to the other. Upon termination, Dealer shall, if requested by SMART to do so, return within thirty (30) days all inventory of Product to SMART. SMART shall repay Dealer's net purchase price of obtaining such Product within sixty (60) days. Receipt by Dealer of Product subsequent to termination, or subsequent to the expiration of any applicable period for giving notice of termination, does not constitute a renewal or extension of the Agreement.

C) Effect of Termination
Upon termination of this Agreement:
(C.1) Except as expressly provided in this Agreement, all obligations of SMART and all rights of Dealer will terminate and any and all sums owed by Dealer to SMART shall become immediately due and payable.

(C.2) SMART shall have the option to cancel or fill any orders placed by Dealer for Product which have not been delivered to Dealer on the date of termination.

(C.3) Neither party shall be liable to the other for any damages whatsoever sustained or arising out of, or alleged to have arisen out of, each termination, but such termination shall not affect the right of either party to receive or recover (i) damages sustained by reason of the breach of this Agreement by the other party; or (ii) any payments which may then be owing under the terms of this Agreement or any invoice or other instrument.

D) Laws affecting Termination
Dealer acknowledges that SMART has agreed to the terms and conditions of this Agreement in reliance on Dealer's representation that this Agreement can be terminated at any time, for any reason, or for no reason whatsoever, without payment of any compensation, fines, penalties, or other payments to Dealer or any other person or entity. If any law, regulation, or order should be adopted or issued, which would prevent or interfere in any way with the termination of this Agreement in accordance with its terms, or which would cause SMART to pay to Dealer, or to any other person or entity, any compensation, fines, penalties, or other payments, this Agreement shall automatically terminate (without notice from either party) immediately before such law, regulation, or order becomes effective.

9.  Assignment
Dealer may not assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of SMART.

10.  Governing Law
This Agreement shall be governed by the laws of the Province of Alberta, Canada.

11.  Miscellaneous
A) Agreement Constitutes Entire Understanding
No modification of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party to be bound. This Agreement and Dealer's application attached hereto constitute the entire agreement between SMART and Dealer, superseding any oral and written agreements between the parties with respect to the Product. No additional or contrary provision in any purchase order or similar document will have any effect. Any notices hereunder shall be sent by certified mail, return receipt requested, or by personal delivery, and will be deemed effective upon receipt.

B) Canadian Export Regulation
Product is subject to Canadian export control regulations and Dealer agrees to comply therewith.

C) Severability
If any term or provision of this Agreement shall to any extent be found to be invalid, void or unenforceable, the remaining terms and conditions shall nevertheless continue in full force and effect. Failure by SMART to require the performance of any term of this Agreement or the waiver of any breach under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any such subsequent breach.
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D)  Headings for Convenience Only
The headings and subsections in this Agreement are provided for convenience only and shall not control the interpretation of the Agreement.

12.  Consent to English Language Contract
The parties acknowledge that they have requested and consented to Agreement and all documents relating directly and indirectly hereto, forming part hereof or resulting here from, be drawn up in English.

13.  Acknowledgement of SMART's Ownership

A) Dealer acknowledges and agrees that it has no right to the copyrights, trademarks or any other proprietary marks or rights which are affixed to or otherwise used in connection with the Product supplied by SMART to Dealer (the "Rights") except to use the Rights in connection with the distribution of Product pursuant to the terms and conditions of this Agreement and only during the term of this Agreement.

B) Dealer shall not in any way do anything to infringe upon, harm or contest the rights. Dealer shall promptly notify SMART of any and all infringements, imitations, illegal use or misuse, of the Right which come to Dealer's attention. Should the law or regulations of any part of the Primary market Area invest Dealer with any property rights to any of the Rights, Dealer hereby transfers to SMART any and all such rights upon termination of this Agreement (howsoever occasioned) without recourse or cost to SMART and shall thereafter refrain from any further usage of the Rights.

C) Dealer agrees not to register or use any of the Rights, following termination of this Agreement, or any trademarks or other proprietary rights which are the same as or confusingly similar to the Rights in the Primary Market Area and this obligation shall survive the termination of this Agreement. Dealer shall thereafter take no action that would make it appear to the public that Dealer is still servicing or supplying the Product.

D) Dealer's obligations under Section 3 and 13 of this Agreement shall survive termination of this Agreement for the benefit of SMART.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers in duplicate on the date set forth below.

SMART Technologies Inc.            Dealer         Lab Technologies
                                             ------------------------------
#600, 1177 11th Avenue S.W.        Address   11990 Grant Street, Suite 550
                                             ------------------------------
Calgary, AB Canada T2R 1K9                   Northglenn, CO 80233
                                             ------------------------------

Signed /s/ NANCY KNOWLTON          Signed         /s/ GARY NELSON
      -------------------------              ------------------------------

Name    Nancy Knowlton             Name           Gary Nelson
      -------------------------              ------------------------------

Title  Executive Vice President    Title          President C.E.O.
      -------------------------              ------------------------------

Date   December 26, 1996           Date           12/23/96
      -------------------------              ------------------------------







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                               Appendix A

List of Product

(A) Software
 SMART 2000 Conferencing software
 SMART Bridge software
 SMART Conferencing for Macintosh
 SMART Notes
 SMART Board
 SMART WriteBoard for Windows
 SMART WriteBoard for Mac
 All other SMART Brand software products as determined by SMART

(B) Hardware

 SMART Board
 Office SMART Board
 Rear Projection SMART Board Series
 All other SMART Brand hardware products as determined by SMART

                               Appendix B

Primary Market Area
"Primary Market Area" shall mean that certain geographic area described below for which the Dealer shall have primary marketing responsibility. The Dealer acknowledges that the Primary Market Area consists of

     Wyoming, Utah, Colorado, Arizona, Idaho, Montana, New Mexico
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and that it shall have primary marketing responsibility for said area.

K-12 Education Sales
Dealer is an Authorized K-12 Education Dealer [X] Yes   [ ]No

                               Appendix C

Initial Purchase Commitment

The Dealer agrees to purchase Product in the amounts stated herein in accordance with the Initial Purchase Commitment as set forth in the Agreement.


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                               Appendix D

Annual Volume Commitment

Dealer hereby commits to meeting or exceeding the following (or attached) Annual Volume Commitment. Annual Volume Commitments will be determined by SMART at any time and from time to time and will be attached to and form a part of this Agreement.


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                               Appendix E

House Accounts

Intel Corporation
Northern Telecom
Bell Northern Research
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